SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2014

ABC RECORDS MANAGEMENT AND DATA STORAGE, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-177746	99-0365544
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

Flat A, 22F, Block 11 Wonderland Villas, Kwai Chung Hong Kong, China
(Address of principal executive offices)

852-6677-3973
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Copy of all Communications to:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Ms. Wai Yin Marcia Pong resigned from all positions with the Company effective as of December 19, 2013, including the sole member of the Company’s Board of Directors and the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 19, 2013, Mr. Marc S. Bayer was appointed as the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

The biography for Mr. Bayer is set forth below:

MARC S. BAYER. Mr. Bayer serves the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary. On December 19, 2013 Mr. Bayer was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director. Mr. Bayer holds a Bachelor of Arts: Economics from Syracuse University.

In the past Mr. Bayer was Director of Corporate Records for United Natural Foods, Inc from March 1985 through December 1999. Most recently Mr. Bayer is the Director and 2nd Vice President of the 3rd Mutual Home Owners Association, overseeing a $43,000,000 budget.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABC RECORDS MANAGEMENT AND DATA STORAGE, INC.

Date: JANUARY 2, 2014	By:	/s/ Marc Bayer
Marc Bayer
Chief Executive Officer, President & Director

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